Exhibit 10.25

BONUS RIGHT AGREEMENT

Lauren D’Angelo (the “Participant”)

Pursuant to the Cash Bonus Policy (the “Policy”) of Alpha Cognition, Inc. (the “Company”), as in effect from time to time, the Company hereby grants to the Participant on May 10, 2022 (“Grant Date”) 1,065,446 Bonus Rights under the Policy.

Each of the three tranches of the Participant’s Bonus Rights as set forth in the table below (each, a “Tranche”) shall vest on the earlier of the date on which a Change of Control occurs or April 15, 2024 (such earlier date, the “Vesting Date”) if (and only if) the following conditions (collectively, the “Vesting Conditions”) are satisfied as of the Vesting Date: (a) no Termination Date has occurred with respect to the Participant on or prior to the Vesting Date; and (b) the product of the Fair Market Value of a Common Share on the Vesting Date and 81,957,383 (such product, the “Business Value”) equals or exceeds the “Threshold Value” set forth next to each applicable Tranche. For the avoidance of doubt, vesting of the first Tranche is not contingent upon any Business Value achievement.

Tranche	Number of Bonus Rights	Threshold Value
1	737,616	N/A
2	163,915	$300,000,000
3	163,915	$1,000,000,000

For the avoidance of doubt, vesting of the Bonus Rights is not contingent upon the occurrence of a Change of Control; rather, a Change of Control may accelerate the vesting of the Bonus Rights to a date that is earlier than April 15, 2024 and, to the extent that a Change of Control has not occurred as of April 15, 2024, any Bonus Rights that satisfy the Vesting Conditions as of such third anniversary will become vested notwithstanding that a Change of Control has not then occurred. Solely for purposes of illustrating the vesting of the Bonus Rights, if (x) a Change of Control occurs on the second anniversary of the Grant Date, (y) no Termination Date has occurred with respect to the Participant as of such Change of Control and (z) the Business Value as of such Change of Control is $550,000,000, then all of the first two Tranches of the Bonus Rights (totaling 901,531 Bonus Rights) shall vest on the date of such Change of Control, and all of the remaining third Tranche of the Bonus Rights shall not vest and shall be forfeited immediately without any consideration due therefor.

Any vested Bonus Rights shall be settled on, or as soon as practicable following, the Vesting Date (the date of such settlement, the “Settlement Date”), provided that, if the Participant is a

U.S. Participant, the Settlement Date shall in no event be later than March 15 of the calendar year immediately following the calendar year in which the Vesting Date occurs.

For purposes of determining the Settlement Amount, the Grant Price of each Bonus Right is US $1.58.

The Expiry Date for the Bonus Rights is the fifth anniversary of the Grant Date.

Capitalized terms used but not otherwise defined in this agreement shall have the meanings set out in the Policy.

The Company and the Participant understand and agree that the granting, vesting and settlement of these Bonus Rights are subject to the terms and conditions of the Policy, all of which are incorporated into and form a part of this agreement.

Alpha Cognition, Inc.

By:	/s/ Michael Mcfadden
Name: Michael Mcfadden
Title: CEO

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this agreement or acquire any Bonus Rights by expectation of employment or services or continued employment or services with the Company or an Affiliate. I confirm and acknowledge that I have received and reviewed a copy of the Policy, including the early termination provisions set out in Section 4 of the Policy.

I agree to provide the Company with all information (including personal information) required by the Company to administer the Policy. I acknowledge that such information may be disclosed to the Board, the Committee or such other officers, employees and other persons involved in the administration of the Policy and hereby consent to such disclosure.

/s/ Lauren D’Angelo
Signature

Lauren D’Angelo

CHECK THE BOX BELOW IF APPLICABLE:

☒ I am a U.S. Participant and understand that my Bonus Rights are subject to the terms and conditions of the Policy, including, without limitation, Section 5.13 thereof.